DRYDEN HIGH YIELD FUND, INC.
(formerly Prudential High Yield Fund, Inc.)
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                                           February 23, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Dryden High Yield Fund, Inc. (the ?Fund?)
         	(formerly Prudential High Yield Fund, Inc.)
                 File No. 811-2896

Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year period ended December 31, 2003 and
(2) such other information required to be included as an exhibit.
The Form N-SAR was filed using the EDGAR.

                                                          Very truly yours,


                                                    /s/Marguerite E.H. Morrison
                                                       Marguerite E.H. Morrison
                                                        Chief Legal Officer and
                                                           Assistant Secretary


DAD
Enclosure






         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of February, 2004.



	DRYDEN HIGH YIELD FUND, INC.
	(formerly Prudential High Yield Fund, Inc.)



Witness:/s/Marguerite E.H. Morrison		By:	/s/Grace C. Torres
            Marguerite E.H. Morrison			Grace C. Torres
            Chief Legal Officer		   	Treasurer and Principal
            and Assistant Secretary		Financial and Accounting
         Officer